EXHIBIT 99.1

CLUBCORP HOLDINGS, INC. AND AFFILIATES OF CERTAIN FUNDS MANAGED BY AFFILIATES OF APOLLO GLOBAL MANAGEMENT, LLC ANNOUNCE THE CLOSING OF THE PREVIOUSLY ANNOUNCED TRANSACTION AMONGST THE PARTIES
DALLAS AND NEW YORK, September 18, 2017 - ClubCorp Holdings, Inc. (“ClubCorp” or the “Company”) and affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO) today announced the successful completion of the previously announced transaction amongst the parties, whereby affiliates of the Apollo Funds acquired all of the outstanding common stock of ClubCorp.
On July 9, 2017, ClubCorp and Apollo announced that ClubCorp and certain affiliates of the Apollo Funds had entered into a merger agreement whereby upon completion of the transaction, ClubCorp stockholders were entitled to receive $17.12 per share in cash in exchange for their shares of ClubCorp common stock, which represents an aggregate transaction value of approximately $1.1 billion and an enterprise value of $2.2 billion including debt. As a result of the transaction, ClubCorp’s common stock will no longer trade on the New York Stock Exchange and be delisted.
John Beckert, Chairman of the Board of ClubCorp, said, “We are pleased to have completed the transaction with the Apollo Funds and for ClubCorp to begin this new chapter. Apollo shares our Company's vision to continue to advance ClubCorp's position as the world leader in private clubs and as a provider of premier services, unrivaled benefits and extraordinary experiences to members and guests of ClubCorp's family of clubs.”
“We are excited for our funds to be acquiring ClubCorp,” said David Sambur, Senior Partner at Apollo. “We look forward to working with ClubCorp’s outstanding management team and talented employees, who have built a best-in-class member-centric business that delivers exceptional experiences. We plan to leverage Apollo's resources and expertise while working with ClubCorp’s dedicated team to continue to grow the business and provide the highest level of service and club offerings to members."
Jefferies LLC and Wells Fargo Securities / Eastdil Secured acted as financial advisors to the Company and Simpson Thacher & Bartlett LLP acted as legal counsel.
Financing for the transaction was provided by Citigroup, Royal Bank of Canada, Barclays, Credit Suisse and Deutsche Bank. Citigroup acted as lead financial advisor to Apollo, and other financial advisors include RBC Capital Markets, LLC, Barclays, Credit Suisse and Deutsche Bank. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as Apollo’s legal counsel.
About ClubCorp
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 28 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.
About Apollo

EXHIBIT 99.1

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, St. Louis, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $232 billion as of June 30, 2017 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.
Media Contacts
Apollo Contacts:
For investor inquiries regarding Apollo, please contact:
Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
212-822-0467
gstein@apollolp.com

Noah Gunn
Investor Relations Manager
Apollo Global Management, LLC
212-822-0540
ngunn@apollolp.com

For media inquiries regarding Apollo, please contact:
Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
(212) 843-8590
czehren@rubenstein.com
ClubCorp Contacts:
Investor Relations:
clubcorp.investor.relations@clubcorp.com
Media Relations:
Joele Frank

EXHIBIT 99.1

Andrew Siegel / Jonathan Keehner
MYCC-JF@joelefrank.com
212-355-4449